UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 28, 2019 (Date of earliest event reported:  May 23, 2019)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq NMS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01.  Other Events.

On May 23, 2019, RBC Bearings Incorporated (the “Company”) issued a press release announcing that its Board of Directors authorized the Company to repurchase up to $100 million of the Company’s common stock, from time to time on the open market, in block trade transactions and through privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18 depending on market conditions, alternative uses of capital and other relevant factors. Purchases may be commenced, suspended or discontinued at any time without prior notice. This repurchase authorization terminates and replaces the existing $50 million stock repurchase program announced by the Company on February 7, 2013. Under the old program the Company repurchased 516,361 shares of its stock at an average price of $79.45 per share. A copy of the press release announcing the Board of Directors’ authorization of the stock repurchase is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of RBC Bearings Incorporated dated May 23, 2019.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 28, 2019

RBC BEARINGS INCORPORATED

By:	/s/ Joseph Salamunovich
Name: Joseph Salamunovich
Title: Vice President, General Counsel & Secretary